UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2016

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, James L. Robinson notified Financial Institutions, Inc. (the "Company") that he will not stand for re-election to the Board of Directors of the Company when his current term expires at the upcoming 2016 Annual Meeting of Shareholders. Mr. Robinson has served as a director since 2007. His decision not to stand for re-election was not due to any disagreement with the Company.

Item 8.01 Other Events.

On February 24, 2016, the Company issued a press release announcing the declaration of a cash dividend of $0.20 per common share. The Company also announced dividends of $0.75 per share on Series A 3% Preferred Stock and $2.12 per share on Series B-1 8.48% Preferred Stock. All dividends are payable April 4, 2016 to shareholders of record as of March 15, 2016.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release issued by Financial Institutions, Inc. on February 24, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

February 25, 2016	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Financial Institutions, Inc. on February 24, 2016